EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2011

PINNACLE SYSTEMS, INC. (California)
AVID C.V. LLC (Delaware)
AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)
INEWS, LLC (Delaware)
M-AUDIO LLC (Delaware)
BLUE ORDER, INC. (Nevada)
AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)
AVID TECHNOLOGY CANADA CORP. (Canada)
AVID TECHNOLOGY EUROPE LIMITED (England)
BLUE ORDER LIMITED (England)
EUPHONIX EUROPE LIMITED (England)
AVID TECHNOLOGY S.A.R.L. (France)
AVID TECHNOLOGY GmbH (Germany)
AVID TECHNOLOGY HOLDING GmbH (Germany)
AVID DEVELOPMENT GmbH (Germany)
BLUE ORDER SOLUTIONS AG (Germany)
BLUE ORDER TECHNOLOGIES AG (Germany)
PINNACLE SYSTEMS GmbH, i.L. (Germany)
AVID NORTH ASIA LIMITED (Hong Kong)
AVID TECHNOLOGY (INDIA) PRIVATE LIMITED (India)
DIGIDESIGN ITALY S.R.L. (Italy)
AVID TECHNOLOGY K.K. (Japan)
AVID TECHNOLOGY MEXICO, S. de R.L. de C.V. (Mexico)
AVID BENELUX B.V. (Netherlands)
AVID GENERAL PARTNER B.V. (Netherlands)
AVID TECHNOLOGY C.V. (Netherlands)
AVID TECHNOLOGY HOLDING B.V. (Netherlands)
AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)
AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)
AVID TECHNOLOGY S.L. (Spain)
AVID NORDIC A.B. (Sweden)